                           LIMITED POWER OF ATTORNEY

      The undersigned,  being an officer of MRC Global Inc. (the "Corporation"), who will be subject  to the  reporting  obligations  of Section  16 of the
 Securities  Exchange  Act of 1934,  as amended (the "Act"), with respect to securities of the Corporation, hereby constitutes and appoints, with full power of substitution  or revocation, each of Daniel J. Churay and Ann D. Garnett, or such attorney's-in-fact substitute  or substitutes,  as the undersigned's true and lawful attorneys-in-fact and agents  to execute  and file for and on behalf of the undersigned  Forms  3, 4 and 5 with the Securities  and Exchange
 Commission  (the "SEC"),  and to perform all acts necessary  in order to execute and file such Forms 3, 4 and 5, as he or she, as applicable,  shall
 deem appropriate.   The undersigned  hereby  ratifies  and  confirms  all  that said  attorneys-in-fact  and  agents,  or  such attorney's-in-fact substitute or substitutes, shall do or cause to be done by virtue hereof.

      The  undersigned  acknowledges  that  the foregoing  attorneys-in-fact, in serving  in such capacity at the request of the undersigned, or such attorney's-in-fact substitute  or substitutes, are not assuming, nor is the
Corporation assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Act.  This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions  in securities issued by the Corporation,  unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      This Limited Power of Attorney is effective as of January 6, 2022, and any previous power of attorney issued by the undersigned for the purpose of executing and filing Forms 3, 4 and 5 with the SEC with respect to holdings of and transactions in securities issued by the Corporation  is hereby revoked
(without  affecting the effectiveness of any such power of attorney prior to the date hereof).

                                              /s/ Stephen B. Smith
                                              ---------------------
                                              Stephen B. Smith